SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2009

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware 19901
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Dover Motorsports, Inc. (NYSE-Symbol: DVD) today announced receipt of notice from the New York Stock Exchange (“NYSE”) informing the Company that it is in compliance with revised NYSE standards for continued listing. As previously announced, on February 20, 2009, the Company was notified that it was below the NYSE’s continued listing criteria because its average market capitalization over a consecutive 30 trading-day period and total stockholders’ equity had fallen below the $75 million required. The Securities and Exchange Commission has just approved the lowering of those thresholds by the NYSE to $50 million. The Company currently satisfies the revised listing standards and is in compliance with other continued listing standards. The change in thresholds is effective through October 30, 2009, but the NYSE has indicated that it expects to seek a rule filing that will make the lower thresholds permanent in the near future.

We issued a press release today to disclose our receipt of the letter from the NYSE and a copy is attached to this Form 8-K as an exhibit.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit

99.1	Press Release dated June 2, 2009, issued by Dover Motorsports, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: June 2, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 2, 2009, issued by Dover Motorsports, Inc.